SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Domark International, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

34 King Street East, Suite 1102

Toronto, Ontario M5C 1E9

CANADA

(416) 400 – 4421

NOTICE OF ACTION TO BE TAKEN

WITHOUT A STOCKHOLDER MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR STOCKHOLDERS:

This Information Statement is being mailed on or about ______________, to the holders of record of the common stock, par value $0.001 per share of Domark International, Inc. (the “Company,” “we,” “our” or “us”) as of ____________. This Information Statement is being furnished to provide notice with respect to the approval of an amendment and restatement of our articles of incorporation to: 1. Effectuate a reverse split of our common stock in the ratio of 6,000-to-1, 2. Set the number of authorized shares of our common stock (after the reverse stock split) to 30,000,000, and 3. Elect Andrew Ritchie as sole director of the Company. These matters have been approved by written consent of the holders of a majority of the voting power of the Company.

You are encouraged to read the attached Information Statement for further information regarding this action. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action described herein will be deemed ratified and become effective at a date that is at least 20 calendar days after the date this Information Statement has been mailed to our record stockholders. We anticipate this date to occur on or about the close of business on __________.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Andrew Ritchie
Andrew Ritchie Chief Executive Officer

2

Domark International, Inc.

34 King Street East, Suite 1102

Toronto, Ontario M5C 1E9

CANADA

(416) 400 – 4421

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

_____________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

_____________________________

This Information Statement is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of our common stock on the record date to provide notice to you of certain actions approved by the written consent of the holders of a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 of the Exchange Act, these actions cannot become effective until at least 20 days after the mailing of this Information Statement.

GENERAL INFORMATION

On August 25, 2015, our Board of Directors (“Board”) and holders of a majority of the voting power of the Company approved the following matters:

1.	The undertaking of a reverse split of our common stock in the ratio of 6,000-to-1,

2.	Setting the number of authorized shares of our common stock (after the reverse stock split) to 30,000,000, and

3.	The election of Andrew Ritchie as sole director of the Company.

On August 25, 2015, the Company received a written consent in lieu of a meeting of stockholders from stockholders holding approximately 67.16% of the voting power of the Company, which was sufficient to achieve stockholder approval of these actions. These shares are owned of record by Andrew Ritchie, our Chief Executive Officer, and Thomas Crompton, our Chief Financial Officer.

REVERSE SPLIT OF OUR COMMON STOCK

On August 25, 2015, the Board and holders of a majority of the voting power of the Company approved a reverse split of the Company’s common stock in the ratio of 6,000-to-1. This means that after the reverse stock split has taken effect, you will own one share of Domark common stock for each 6,000 shares of Domark common stock that you currently own. Following the reverse stock split, we will have approximately 1,446,852 shares of common stock outstanding.

Purpose of the Reverse Stock Split

The Company’s common stock is currently trading at a highly depressed value. As of the close of trading on August 24, 2015, the Company’s common stock was quoted at a price of $0.00001 per share on the OTC Markets Pink quotation medium. This abnormally low stock price has negatively impacted the Company’s ability to raise necessary financing. In addition, in May 2014, OTC Markets Group, Inc., operator of the OTCQB quotation medium, announced that it is requiring all issuers trading on the OTCQB to have a minimum bid of $0.01 per share and pay a listing fee. Even though Domark has maintained its current filing status with the SEC, it has been unable to comply with the minimum stock price requirement. As a result of these issues, the Board proposed that the Company undertake a reverse split of the Company’s common stock in the ratio of 6,000-to-1. The holders of the majority of the voting power of the Company have approved this proposal.

3

As a result, we intend to file an amendment to our articles of incorporation with the State of Nevada to effectuate this reverse stock split.

As of the date of this information statement, Domark has outstanding 8,681,112,367 shares of its common stock. Following implementation of the reverse stock split, we will have outstanding approximately 1,446,852 shares of common stock outstanding.

We will not issue fractional shares or scrip; rather, shareholders holding fractional shares will have their shareholdings rounded down to the nearest whole number of shares.

AMENDMENT TO NUMBER OF AUTHORIZED SHARES

On August 25, 2015, the Board and holders of a majority of the voting power of the Company approved amending our articles of incorporation to set the number of our authorized shares of common stock at 30,000,000.

Purpose for the Amendment to our Authorized Common Stock

The Company has entered into several convertible promissory notes (“Notes”) with investors. These Notes are convertible into common stock at a discount to the trading price of our common stock. In order to have sufficient shares available for issuance to these investors in the future, the Board and holders of a majority of the voting power of the Company approved amending our articles of incorporation to set the number of our authorized shares of common stock at 30,000,000.

These Notes require the Company to maintain a certain number of shares of common stock available for issuance to creditors that wish to convert their Notes into common stock. As a result, the Company must increase the number of authorized shares of common stock in order to fulfill its obligations under the Notes in order to avoid default. In addition to complying with its existing obligations under the Notes, the Board has determined that it is in the best interest of the Company to maintain good relations with these creditors so that the Company may access additional capital in the future.

Further, the Board believes it is in the Company’s best interest to have additional common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. This increase in authorized shares of common stock has been determined by the Board to allow for these possibilities and to provide for a sufficient amount of common stock to support its expansion and future financing activities, if any. Other than as set forth in the above Notes, there are no present plans for future issuances of common stock. When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock or preferred stock in the future, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

ELECTION OF DIRECTORS

On August 25, 2015, the holders of a majority of the voting power of the Company voted to elect Andrew Ritchie as sole director of the Company. Further information regarding Mr. Ritchie is set forth below in “Management.”

MANAGEMENT

Andrew Ritchie is the Company’s Chief Executive Officer (“CEO”) and a director. Mr. Ritchie has over ten years of experience leading and directing companies. His experience includes working for three as the CEO of Easymed Services Inc. where he led the restructuring of the global medical information Technology Company and positioned the company as a global leader in the TeleMedicine sector, Working for two years as the Operations Director at Evening Standard Ltd. (UK), Working for two years as the publisher of The Winnipeg Free Press, at which he reported to the Chairman of the Board and was responsible for 1000 staff, revenue of $120 million, and the leadership of all aspects of the Winnipeg Free Press operations. Working for three years as Vice President of Operations at The Globe and Mail (Canada), Canada's largest selling national newspaper with revenues of approximately $300 million. Mr. Ritchie reported directly to the Publisher/CEO and was responsible for the daily operation of all aspects of the newspaper. Mr. Ritchie is 45 years old.

4

Thomas Crompton is the Company’s Chief Financial Officer (“CFO”). Since 1988, Mr. Crompton has been an accountant/consultant with Crompton & Associates, where he has assisted companies in turnaround management, financial reporting, corporate finance, and strategic planning and implementation. Mr. Crompton graduated with a Bachelor of Arts degree in Accounting from Loyola University. Mr. Crompton is 51 years old.

Neither Mr. Ritchie nor Mr. Crompton have been involved in any material legal proceedings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and rules and regulations of the SEC thereunder require our directors, officers and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Our directors and officers and persons owning more than 10% of our common stock are required by SEC rules and regulations to furnish us with copies of all Section 16(a) reports they file. The Company has determined that the following Section 16(a) filings were not made with the SEC:

*	R. Brentwood Strasler, our former President, did not file a Form 3 within the prescribed time period after his appointment as President.

*	Andrew Ritchie, our CEO, did not file a Form 3 within the prescribed time period after his appointment as CEO. Mr. Ritchie intends to file this form as soon as possible.

*	Thomas Crompton, our CFO, did not file a Form 3 within the prescribed time period after his appointment as CEO. Mr. Crompton has since filed this form.

CORPORATE GOVERNANCE

The Company has adopted a code of ethics.

The directors of the Company are not independent from the Company. Further, an audit committee composed of the requisite number of independent directors along with a qualified financial expert has not yet been established. Considering the costs associated with procuring and providing the infrastructure to support an independent audit committee and the limited number of transactions considered or consummated by the Company, management has concluded that the risks associated with the lack of an independent audit committee are not justified. Management will periodically re-evaluate this situation.

LACK OF SEGREGATION OF DUTIES

Management is aware that there is a lack of segregation of duties at the Company due to the small number of employees dealing with general administrative and financial matters. However, at this time, management has decided that considering the abilities of the employees now involved and the control procedures in place, the risks associated with such lack of segregation are low and the potential benefits of adding employees to clearly segregate duties do not justify the substantial expenses associated with such increases. Management will periodically re-evaluate this situation.

COMMITTEES

The Company does not have an audit committee or any standing committees due to the Company’s small size.

The Board has determined that none of its directors are "audit committee financial experts" within the meaning of federal securities regulations.

5

BOARD LEADERSHIP STRUCTURE AND ROLE IN OVERSIGHT

Mr. Ritchie serves as both CEO and Chairman of the Board. We believe that this is appropriate given the Company’s small size. Given the Company’s size, we believe that Mr. Ritchie is able to effectively oversee the Company’s business, including overseeing risks to the Company. This arrangement has the effect of putting Mr. Ritchie in control of essentially all aspects of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Warrant Awards	All Other Compensation ($)	Total ($)

Andrew Ritchie	2015	116,512	--	--	--	--	116,512
	2014	165,209	--	--	--	--	165,209

R. Brentwood Strasler (1)	2015	26,500	--	--	--	--	26,500
	2014	115,850	--	--	--	--	115,850

Thomas Crompton	2015	6,278	--	--	--	--	6,278
	2014	72,340	--	--	--	--	72,340

____________________

(1)	Mr. Strasler resigned as President, Director, and Corporate Secretary of the Company on December 1, 2014.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our Company since June 1, 2014, being the commencement of our last completed fiscal year;

2.	Any proposed nominee for election as a director of our Company; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Security Ownership of Certain Beneficial Owners and Management."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 17, 2015 by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined under Rule 13d-3 as promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares that the individual has the right to acquire within sixty (60) days through the exercise of any stock option or other right.

6

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 34 King Street East, Suite 1102, Toronto, Ontario M5C 1E9, Canada.

	Shares of common stock			Shares of Series B Convertible Preferred Stock (1)		Total Voting Shares Owned (1)
Name and Address of Beneficial Owner	Number		Percentage	Number	Percentage	Number	Percentage
Officers and Directors
Andrew Ritchie	17,000,000		0.20%	1,170,000	60%	10,708,158,000	40.28%
Thomas Crompton	20,000,000	(2)	0.23%	780,000	40%	7,147,438,667	26.88%
(All Officers and Directors as a Group (2 persons))	37,000,000		0.43%	1,950,000	100%	17,818,596,667	67.16%

5% Shareholders
Tonaquint, Inc. (3) 303 East Wacker Drive, Suite 1040 Chicago, IL 60601	561,937,039		6.47%	-	-	561,937,039	2.12%

Percentage ownership in the table above is based on 8,681,112,367 shares of common stock issued and outstanding, 50,000 shares of Series A Preferred Stock issued and outstanding, which have the right to vote 50,000,000 voting shares, and 1,950,000 shares of Series B Preferred Stock issued and outstanding, which have the right to vote 17,818,596,667 voting shares, resulting in a total of 26,549,709,034 total voting shares outstanding as of August 17, 2015.

(1)

The holders of the Series B Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to fifty-one percent (51%) of the total vote, which percentage is equal to 17,818,596,667 voting shares as of March 31, 2014.

(2)	Includes 16,000,000 shares owned by T.A.R.C. Inc., which is 100% beneficially owned by Mr. Crompton.

(3)

Utah Resources International, Inc. is the sole shareholder of Tonaquint, Inc. Inter-Mountain Capital I Corp. is the sole shareholder of Utah Resources International, Inc. JFV Holdings, Inc. is the sole shareholder of Inter-Mountain Capital I Corp. John M. Fife is the sole shareholder of JFV Holdings, Inc. The information set forth in the above table and in this footnote is based solely on the latest Schedule 13G filed with the SEC by such reporting persons.

CHANGE IN CONTROL

On August 12, 2015, the Company issued to Andrew Ritchie, our Chief Executive Officer and sole director, and Thomas Crompton, our Chief Financial Officer, a total of 1,950,000 shares of our Series B Convertible Preferred Stock, the terms of which are described more fully below. The Company issued 1,170,000 shares of Series B Convertible Preferred Stock to Mr. Ritchie in full payment of $365,708 in accrued compensation owed to him and $70,000 in advances that Mr. Ritchie had made to the Company. The Company issued Mr. Crompton 780,000 shares of Series B Convertible Preferred Stock in full payment of $203,121 in accrued compensation and $30,732 in advances to the Company. The above issuances became effective on August 13, 2015, the date of recordation of the certificate of designation of the Company’s Series B Convertible Preferred Stock with the Secretary of State of Nevada.

7

As a result of these issuances, Mr. Ritchie beneficially owns 10,708,158,000 voting shares of the Company (40.28% of the total voting share of the Company) and Mr. Crompton owns 7,147,438,667 voting shares of the Company (26.88% of the voting shares of the Company).

Because of the majority voting rights afforded by the Series B Convertible Preferred Stock, the Board of Directors determined that a change of control occurred on August 13, 2015, with control of the Company shifting from those shareholders holding a majority of the voting control of the Company to Mr. Ritchie and Mr. Crompton.

We are unaware of any arrangements which may at a subsequent date result in a change of control of the Company.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Board has selected ZBS Group, LLP as its auditors. We do not have pre-approval policies and procedures for the engagement of our auditors.

Audit Fees

The aggregate fees billed by ZBS Group, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ending May 31, 2015 is $15,000. The Company paid ZBS Group, LLP $15,000 for the audit of its financial statement for the fiscal year ended May 31, 2014.

Audit-Related Fees

The aggregate fees billed by ZBS Group, LLP, for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements for the fiscal years ended May 31, 2015 and 2014, and that are not disclosed in the paragraph captioned "Audit Fees" above, were $33,000 and $33,000, respectively.

Tax Fees

None.

All Other Fees

The Company has not paid its auditors any other fees for audit, audit-related, or tax services.

DISSENTERS’ RIGHTS OF APPRAISAL

The Nevada Revised Statutes do not provide for dissenters’ right of appraisal in connection with any of the approved matters discussed in this Information Statement.

SHAREHOLDER COMMUNICATIONS

Shareholders may contact the Board by writing to us at the Company’s address, 34 King Street East, Suite 1102, Toronto, Ontario M5C 1E9, Canada. Individual directors may also be contacted via the Company’s address. All shareholder communications sent to directors will be provided to them.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

8

Our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, filed with the SEC on August 29, 2014 is incorporated herein by reference.

You may request a copy of these filings, at no cost, by writing to the Company at 34 King Street East, Suite 1102, Toronto, Ontario M5C 1E9, Canada, or telephoning the Company at (416) 400-4421. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

By Order of the Board of Directors

/s/ Andrew Ritchie
Andrew Ritchie Chief Executive Officer

9